As filed with the Securities and Exchange Commission on June 13, 2016

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ABM INDUSTRIES INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	94-1369354
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

551 Fifth Avenue, Suite 300

New York, NY 10176

(Address of Principal Executive Offices)

ABM Industries Incorporated

2004 Employee Stock Purchase Plan

(Full Titles of the Plan(s))

c/o Sarah H. McConnell, Esq.

Executive Vice President, General

Counsel and Corporate Secretary

551 Fifth Avenue, Suite 300

New York, NY 10176

(Name and Address of Agent for Service)

(212) 297-0200

(Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

Kyoko Takahashi Lin, Esq.

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

(212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common shares, $0.01 par value	1,000,000 shares	$34.56	$34,560,000	$3,480.19

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers common shares, par value $0.01 per share (“Common Stock”) of ABM Industries Incorporated (the “Company” or the “Registrant”) (i) issuable pursuant to the ABM Industries Incorporated 2004 Employee Stock Purchase Plan, as amended and restated, effective March 9, 2016 (the “Plan”) and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, or other similar transaction.

(2)	Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, solely for the purpose of computing the registration fee, based on the average of the high and low prices reported of the securities being registered hereby on the New York Stock Exchange on June 8, 2016.

(3)	Rounded up to the nearest penny.

EXPLANATORY NOTE

This Registration Statement has been filed to register 1,000,000 additional shares of common shares, par value $.01 per share, to be offered pursuant to the ABM Industries Incorporated 2004 Employee Stock Purchase Plan, as amended and restated, effective March 9, 2016 (the “Plan”). The Registrant previously registered shares of its common stock for issuance under the Plan under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 15, 2004 (File No. 333-116487) and registered additional shares of its common stock for issuance under the Plan under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 11, 2010 (File No. 333-167464). Pursuant to General Instruction E to Form S-8, the contents of the previous registration statement related to the Plan are incorporated by reference herein and made a part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)   The Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015;

(b)   The Company’s Quarterly Reports on Form 10-Q for the quarters ended January 31, 2016 and April 30, 2016;

(c)   The Company’s Current Reports on Form 8-K dated December 9, 2015, March 9, 2016, and June 8, 2016, (excluding in each case information solely furnished rather than filed), and all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since October 31, 2015; and

(d)   The description of the Company’s common stock and preferred stock purchase rights contained in registration statements filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 8-A, including any subsequent amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

Ms. Sarah H. McConnell, Esq., who is giving an opinion on the validity of the securities being registered, is Executive Vice President, General Counsel and Corporate Secretary for the Company and holds Common Stock of the Registrant and equity compensation awards with respect to Common Stock of the Registrant. She is eligible to participate in the Plan.

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Item 8. Exhibits.

Exhibit Number
4.1	Restated Certificate of Incorporation of ABM Industries Incorporated (incorporated by reference to Exhibit 3.1 of the Company’s annual report on Form 10-K for the period ended October 31, 2003, as filed on January 14, 2004, File No. 001-08929).*

4.2	Amended and Restated Bylaws of ABM Industries Incorporated (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K as filed on October 28, 2015, File No. 001-08929).*

5.1	Opinion of Ms. Sarah H. McConnell, Esq., Executive Vice President, General Counsel and Corporate Secretary for ABM Industries Incorporated.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Ms. Sarah H. McConnell, Esq., Executive Vice President, General Counsel and Corporate Secretary for ABM Industries Incorporated (included in Exhibit 5.1).

24	Powers of Attorney (included in the signature page hereof).

99.1	ABM Industries Incorporated 2004 Employee Stock Purchase Plan (as amended and restated March 9, 2016).

*Incorporated by reference

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, ABM Industries Incorporated, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 13th day of June, 2016.

ABM INDUSTRIES INCORPORATED

By:	/s/ Scott Salmirs
Name: Scott Salmirs
Title: President and Chief Executive Officer

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POWERS OF ATTORNEY

Know all persons by these presents, that each person whose signature appears below, constitutes and appoints each of Sarah H. McConnell and Barbara L. Smithers as his or her true and lawful attorney-in-fact and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable ABM Industries Incorporated to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed this 13th day of June, 2016 by the following persons in the following capacities.

Signature	Title	Date

/s/ Scott Salmirs	President, Chief Executive Officer and
Scott Salmirs	Director
	(Principal Executive Officer)	June 13, 2016

/s/ D. Anthony Scaglione	Executive Vice President and Chief
D. Anthony Scaglione	Financial Officer
	(Principal Financial Officer)	June 13, 2016

/s/ Dean A. Chin	Senior Vice President, Chief Accounting
Dean A. Chin	Officer and Controller
	(Principal Accounting Officer)	June 13, 2016

/s/ Maryellen C. Herringer	Director	June 13, 2016
Maryellen C. Herringer

/s/ Linda Chavez	Director	June 13, 2016
Linda Chavez

/s/ J. Philip Ferguson	Director	June 13, 2016
J. Philip Ferguson

/s/ Anthony G. Fernandes	Director	June 13, 2016
Anthony G. Fernandes

/s/ Thomas M. Gartland	Director	June 13, 2016
Thomas M. Gartland

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Signature	Title	Date

/s/ Luke S. Helms	Director	June 13, 2016
Luke S. Helms

/s/ Sudhakar Kesavan	Director	June 13, 2016
Sudhakar Kesavan

/s/ Lauralee E. Martin	Director	June 13, 2016
Lauralee E. Martin

/s/ Winifred M. Webb	Director	June 13, 2016
Winifred M. Webb

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EXHIBIT INDEX

Exhibit Number
4.1	Restated Certificate of Incorporation of ABM Industries Incorporated (incorporated by reference to Exhibit 3.1 of the Company’s annual report on Form 10-K for the period ended October 31, 2003, as filed on January 14, 2004, File No. 001-08929).*

4.2	Amended and Restated Bylaws of ABM Industries Incorporated (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K as filed on October 28, 2015, File No. 001-08929).*

5.1	Opinion of Ms. Sarah H. McConnell, Esq., Executive Vice President, General Counsel and Corporate Secretary for ABM Industries Incorporated.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Ms. Sarah H. McConnell, Esq., Executive Vice President, General Counsel and Corporate Secretary for ABM Industries Incorporated (included in Exhibit 5.1).

24	Powers of Attorney (included in the signature page hereof).

99.1	ABM Industries Incorporated 2004 Employee Stock Purchase Plan (as amended and restated March 9, 2016).

*Incorporated by reference